                                                                   Exhibit 23(b)

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 7, 1997, included or incorporated by reference in Ohio Edison Company's Form 10-K for the year ended December 31, 1996, and our report dated February 14, 1997, included in Centerior Energy Corporation's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
Arthur Andersen LLP

Cleveland, Ohio,
 November 20, 1997.